UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: October 11, 2016
(Date of earliest event reported)

Phillips 66 Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36011	38-3899432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Blvd.
Houston, Texas 77042
(Address of principal executive offices and zip code)

(855) 283-9237
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Notes Offering and Underwriting Agreement
On October 11, 2016, Phillips 66 Partners LP (the “Partnership”) and Phillips 66 Partners GP LLC (the “General Partner”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Mizuho Securities USA Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the underwritten public offering (the “Notes Offering”) by the Partnership of $500 million aggregate principal amount of its 3.55% Senior Notes due 2026 (the “2026 Notes”) and $625 million aggregate principal amount of its 4.90% Senior Notes due 2046 (the “2046 Notes” and, together with the 2026 Notes, the “Notes”) to be issued pursuant to the Indenture, dated as of February 23, 2015 (the “Base Indenture”), as supplemented by the Fourth Supplemental Indenture, dated as of October 14, 2016, relating to the 2026 Notes (the “Fourth Supplemental Indenture”), and the Fifth Supplemental Indenture, dated as of October 14, 2016, relating to the 2046 Notes (the “Fifth Supplemental Indenture” and, together with the Base Indenture and the Fourth Supplemental Indenture, the “Indentures”), in each case between the Partnership and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The material terms of the Notes Offering are described in the prospectus supplement, dated October 11, 2016 (the “Prospectus Supplement”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on October 12, 2016 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”). The Notes Offering was registered with the Commission pursuant to an effective Registration Statement on Form S-3 (Registration No. 333-197797), initially filed by the Partnership on August 1, 2014 (as amended, the “Registration Statement”).
The Notes Offering closed on October 14, 2016. The Partnership received proceeds (net of underwriting discounts, commissions and offering expenses) from the Notes Offering of approximately $1,109.4 million. As described in the Prospectus Supplement, the Partnership intends to use the net proceeds from the Notes Offering to (i) to pay the cash consideration payable by the Partnership in its previously announced acquisition from Phillips 66 of certain pipeline and terminal assets supporting four Phillips 66 refineries (the "Acquisition") and (ii) for general partnership purposes, including to fund future acquisitions and organic projects and the repayment of outstanding indebtedness.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and the General Partner, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership and the General Partner have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.
As more fully described under the caption “Underwriting” in the Prospectus Supplement, certain of the Underwriters have performed commercial banking, investment banking and advisory services for the Partnership and its affiliates from time to time for which they have received customary fees and reimbursement of expenses. The Underwriters or their affiliates may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Affiliates of certain of the Underwriters are lenders under the Partnership’s revolving credit facility, and, in such capacity, may receive a portion of the net proceeds from the Notes Offering.
The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference. The legal opinion relating to the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Indentures

The Partnership issued each series of Notes pursuant to the applicable Indentures. The 2026 Notes will mature on October 1, 2026, and will bear interest at the annual rate of 3.55%. The 2046 notes will mature on October 1, 2046 and will bear interest at the annual rate of 4.90%. Interest on each series of Notes will accrue from October 14, 2016, and will be payable semiannually in arrears on April 1 and October 1 of each year, commencing on April 1, 2017. The Partnership will make interest payments to the applicable holders of record at the close of business on the March 15 and September 15 preceding such interest payment dates (whether or not a business day). Interest will be computed and paid with respect to each series of Notes on the basis of a 360-day year consisting of twelve 30-day months.

Each series of Notes will constitute the senior unsecured debt of the Partnership and will rank:

•
equally in right of payment with the Partnership’s senior unsecured debt from time to time outstanding, including the Partnership’s obligations under its revolving credit facility, 2.646% Senior Notes due 2020, 3.605% Senior Notes due 2025, 4.680% Senior Notes due 2045 and each other series of Notes;

•	senior in right of payment to the Partnership’s subordinated debt from time to time outstanding;

•
effectively junior in right of payment to all of the Partnership’s future secured debt from time to time outstanding, to the extent of the value of the assets constituting the collateral securing the debt; and

•	structurally junior in right of payment to the liabilities of the Partnership’s subsidiaries.

The Partnership will have the right to redeem the 2026 Notes, in whole or in part at any time before July 1, 2026 (three months prior to the maturity date of the 2026 Notes) (the “2026 Notes Early Call Date”), at a redemption price, as determined by the Partnership, equal to the greater of: (1) 100% of the principal amount of the 2026 Notes to be redeemed; or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2026 Notes being redeemed that would be due if such 2026 Notes matured on the 2026 Notes Early Call Date but for the redemption (exclusive of any portion of the payments of interest accrued to the date of redemption), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield, as defined in the Fourth Supplemental Indenture, plus 30 basis points, in each case together with accrued but unpaid interest thereon to, but not including, the redemption date.

The Partnership will have the right to redeem the 2046 Notes, in whole or in part at any time before April 1, 2046 (six months prior to the maturity date of the 2046 Notes) (the “2046 Notes Early Call Date”), at a redemption price, as determined by the Partnership, equal to the greater of: (1) 100% of the principal amount of the 2046 Notes to be redeemed; or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2046 Notes being redeemed that would be due if such notes matured on the 2046 Notes Early Call Date but for the redemption (exclusive of any portion of the payments of interest accrued to the date of redemption), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield, as defined in the Fifth Supplemental Indenture, plus 40 basis points, in each case together with accrued but unpaid interest thereon to, but not including, the redemption date.

The Indentures contain customary covenants that, among other things, will restrict the Partnership’s ability, with certain exceptions, to incur debt secured by liens; engage in sale/leaseback transactions; and merge, consolidate or transfer all or substantially all of its assets.

The foregoing descriptions of the Indentures and the Notes are not complete and are qualified in their entirety by reference to the full text of the Indentures and the Notes, which are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 to this Form 8-K and incorporated herein by reference.

The Acquisition

As previously announced, on October 11, 2016, the Partnership entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with the General Partner, Phillips 66 Company (“P66 Company”), and Phillips 66 Project Development Inc. (“P66 PDI”), each a wholly owned subsidiary of Phillips 66 (“PSX”). Pursuant to the Acquisition as set forth in the Contribution Agreement, the Partnership agreed to acquire from P66 Company and P66 PDI certain pipeline and terminal assets supporting four Phillips 66 refineries, as described in more detail below (the "Acquired Assets"):

•
Ponca City Refinery Crude Assets: A crude pipeline and terminal system that provides crude supply for Phillips 66’s Ponca City Refinery, consisting of 503 miles of pipeline and 1.7 million barrels of storage.

•
Ponca City Refinery Products Assets: A refined products and NGL pipeline and terminal system that provides product takeaway transportation services for Phillips 66’s Ponca City Refinery, consisting of 524 miles of pipeline and 1.7 million barrels of storage.

•
Billings Refinery Crude Assets: A crude pipeline and terminal system that provides crude supply for Phillips 66’s Billings Refinery, consisting of a 79% undivided interest in a 623-mile pipeline and 570,000 barrels of storage.

•
Billings Refinery Products Assets: A refined products pipeline and terminal system that provides product takeaway transportation services for Phillips 66’s Billings Refinery, consisting of 342 miles of pipeline and 386,000 barrels of storage.

•	Bayway Refinery Products Assets: A refined products and NGL terminal system that provides storage services for Phillips 66’s Bayway Refinery, consisting of 2.0 million barrels of storage.

•
Borger Refinery Crude Assets: A crude pipeline and terminal system that provides crude supply for the Phillips 66-operated Borger Refinery, consisting of 1,089 miles of pipeline and 400,000 barrels of storage.

•
Borger Refinery Products Assets: A refined products pipeline and terminal system that provides product takeaway transportation services for the Phillips 66-operated Borger Refinery, consisting of 93 miles of pipeline, a 33% undivided interest in a 102-mile segment and a 54% undivided interest in a 19-mile segment of a 121-mile pipeline, a 50% interest in a 293-mile pipeline and 700,000 barrels of storage.

The Acquisition closed on October 14, 2016. Total consideration of approximately $1.3 billion was paid to P66 PDI in exchange for the Acquired Assets, consisting of approximately $1.1 billion in cash, the issuance of 3,884,237 Common Units to P66 PDI and the issuance of 208,783 general partner units to the General Partner in order for the General Partner to maintain its two percent general partner interest in the Partnership.
In connection with the Acquisition, the Partnership and Phillips 66 entered into multiple throughput and deficiency and terminal services agreements (the "Commercial Agreements"), each with a 10-year term, that include minimum contract volume commitments from Phillips 66 on the acquired pipeline assets and at the acquired terminal assets, respectively. In addition, the Partnership and its subsidiaries entered into the various agreements described below.

The foregoing descriptions is qualified in its entirety by reference to the full text of the Contribution Agreement, a copy of which was filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed on October 11, 2016, and is incorporated into this Item 1.01 by reference.

Fifth Amendment to the Omnibus Agreement
On October 14, 2016, the Partnership entered into a Fifth Amendment to the Omnibus Agreement (the "Omnibus Amendment") with the General Partner, P66 Company, Phillips 66 Pipeline LLC ("P66 Pipeline"), Phillips 66 Partners Holdings LLC, a wholly owned subsidiary of the Partnership ("PSXP Holdings"), and Phillips 66 Carrier LLC, a wholly owned subsidiary of PSXP Holdings ("PSXP Carrier"). The Omnibus Amendment amends the parties’ existing Omnibus Agreement to, among other things, provide for additional services to be provided to the Partnership by P66 Company in connection with the Acquired Assets and increase the monthly operational and administrative support fee payable by the Partnership to P66 Company to $6,901,666.67.
The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Omnibus Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Fifth Amendment to the Operational Services Agreement
On October 14, 2016, PSXP Holdings and PSXP Carrier entered into a Fifth Amendment to the Operational Services Agreement (the "Operational Services Amendment") with P66 Pipeline. The Operational Services Amendment amends the parties’ existing Operational Services Agreement to, among other things, provide that the services provided to the Partnership by P66 Pipeline under the Operational Services Agreement will also be provided in support of the Acquired Assets and their operations.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Operational Services Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Relationships

Each of the parties to the Contribution Agreement, Commercial Agreements, Omnibus Amendment, and Operational Services Amendment described above is a direct or indirect subsidiary of PSX. As a result, certain individuals, including officers of PSX and officers and directors of the General Partner, serve as officers and/or directors of one or more of such entities. P66 PDI currently (as of the date of this Current Report on Form 8-K and after giving effect to the transactions described herein) owns

64,047,024 common units of the Partnership representing a 58.5 percent limited partner interest in the Partnership based on the number of Common Units outstanding as of the date hereof. P66 PDI also owns an indirect two percent general partner interest in the Partnership and all of the Partnership’s incentive distribution rights through its ownership of the General Partner.

Item 2.01	Completion of Acquisition or Disposition of Assets

Pursuant to the terms and conditions of the Contribution Agreement, the Acquisition closed on October 14, 2016. The description of the Acquisition contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Notes and the Indentures included or incorporated by reference in Item 1.01 of this Report is incorporated by reference into this Item 2.03 of this Report.

Item 3.02	Unregistered Sales of Equity Securities

The description in Item 1.01 above of the Partnership’s issuance of Common Units to P66 PDI on October 14, 2016, in connection with the closing of the Acquisition is incorporated in this Item 3.02 by reference. The issuance of the Common Units was completed in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
On October 12, 2016, C. Clayton Reasor announced his intention to retire from the board of directors of Phillips 66 Partners GP LLC, the general partner of Phillips 66 Partners LP, effective at the end of 2016.

Item 9.01	Financial Statements and Exhibits

(a)   Financial Statements of Businesses Acquired

The audited financial statements of Eagle Asset Group as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, and unaudited financial statements as of June 30, 2016, and for the six months ended June 30, 2016, and June 30, 2015, which were included as Exhibit 99.2 in the Partnership’s Current Report on Form 8-K filed on October 11, 2016, are incorporated herein by reference.

(b)    Pro Forma Financial Information

The unaudited pro forma consolidated financial statements of the Partnership as of June 30, 2016, for each of the three years in the period ended December 31, 2015, and for the six months ended June 30, 2016, which were included as Exhibit 99.3 in the Partnership’s Current Report on Form 8-K filed on October 11, 2016, are incorporated herein by reference.

(d) Exhibits

Exhibit No.		Description
1.1	--
Underwriting Agreement, dated as of October 11, 2016, by and among Phillips 66 Partners LP, Phillips 66 Partners GP LLC, and J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Mizuho Securities USA Inc. on behalf of themselves and the several Underwriters named in Schedule 1 to the Underwriting Agreement.

4.1	--
Indenture, dated as of February 23, 2015, between Phillips 66 Partners LP and The Bank of New York Mellon Trust Company, N.A., as trustee, in respect of senior debt securities of Phillips 66 Partners LP (incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K filed on February 23, 2015).

4.2	--	Fourth Supplemental Indenture, dated as of October 14, 2016, between Phillips 66 Partners LP and The Bank of New York Mellon Trust Company, N.A., as trustee, in respect of the 2026 Notes.
4.3	--	Fifth Supplemental Indenture, dated as of October 14, 2016, between Phillips 66 Partners LP and The Bank of New York Mellon Trust Company, N.A., as trustee, in respect of the 2046 Notes.
4.4	--	Form of the 2026 Notes (included in Exhibit 4.2 as Exhibit A to the Appendix thereto).
4.5	--	Form of the 2046 Notes (included in Exhibit 4.3 as Exhibit A to the Appendix thereto).
5.1	--	Opinion of Latham & Watkins LLP regarding the validity of the Notes.
10.1	--
Fifth Amendment to the Omnibus Agreement, dated as of October 14, 2016, by and among Phillips 66 Partners LP, Phillips 66 Partners GP LLC, Phillips 66 Company, Phillips 66 Pipeline LLC, Phillips 66 Partners Holdings LLC, and Phillips 66 Carrier LLC.

10.2	--	Fifth Amendment to the Operational Services Agreement, dated as of October 14, 2016, by and among Phillips 66 Carrier LLC, Phillips 66 Partners Holdings LLC, and Phillips 66 Pipeline LLC.
23.1	--	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66 Partners LP
	By:	Phillips 66 Partners GP LLC, its general partner

Dated: October 17, 2016	By:	/s/ J.T. Liberti
J.T. Liberti Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.		Description
1.1	--
Underwriting Agreement, dated as of October 11, 2016, by and among Phillips 66 Partners LP, Phillips 66 Partners GP LLC, and J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Mizuho Securities USA Inc. on behalf of themselves and the several Underwriters named in Schedule 1 to the Underwriting Agreement.

4.1	--
Indenture, dated as of February 23, 2015, between Phillips 66 Partners LP and The Bank of New York Mellon Trust Company, N.A., as trustee, in respect of senior debt securities of Phillips 66 Partners LP (incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K filed on February 23, 2015).

4.2	--	Fourth Supplemental Indenture, dated as of October 14, 2016, between Phillips 66 Partners LP and The Bank of New York Mellon Trust Company, N.A., as trustee, in respect of the 2026 Notes.
4.3	--	Fifth Supplemental Indenture, dated as of October 14, 2016, between Phillips 66 Partners LP and The Bank of New York Mellon Trust Company, N.A., as trustee, in respect of the 2046 Notes.
4.4	--	Form of the 2026 Notes (included in Exhibit 4.2 as Exhibit A to the Appendix thereto).
4.5	--	Form of the 2046 Notes (included in Exhibit 4.3 as Exhibit A to the Appendix thereto).
5.1	--	Opinion of Latham & Watkins LLP regarding the validity of the Notes.
10.1	--
Fifth Amendment to the Omnibus Agreement, dated as of October 14, 2016, by and among Phillips 66 Partners LP, Phillips 66 Partners GP LLC, Phillips 66 Company, Phillips 66 Pipeline LLC, Phillips 66 Partners Holdings LLC, and Phillips 66 Carrier LLC.

10.2	--	Fifth Amendment to the Operational Services Agreement, dated as of October 14, 2016, by and among Phillips 66 Carrier LLC, Phillips 66 Partners Holdings LLC, and Phillips 66 Pipeline LLC.
23.1	--	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).